SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): February 16, 1996




                            COMMUNICATION CABLE, INC.
                            (Exact name of registrant
                          as specified in its charter)




   North Carolina             000-1555              56-1433144
  (State or other            (Commission          (I.R.S. Employer
  jurisdiction of            File Number)         Identification No.)
  incorporation)




       P.O. Box 1757, 1378 Charleston Drive, Sanford, NC                27330
           (Address of principal executive offices)                 (Zip Code)




       Registrant's telephone number, including area code: (919) 775-7775




                                       N/A
         (Former name or former address, if changed since last report.)





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On February 16, 1996, Kuhlman Corporation, a Delaware corporation ("Kuhlman"), through its wholly-owned subsidiary Kuhlman Acquisition Corp., a North Carolina corporation (the "Company"), completed its tender offer for any and all outstanding shares of common stock of Communication Cable, Inc., a North Carolina corporation ("CCI"), not previously owned by the Company or Kuhlman. Pursuant to the Company's Offer to Purchase dated November 29, 1995, as supplemented (the "Offer to Purchase"), and the related Letter of Transmittal, the Company offered to purchase any and all outstanding shares of CCI common stock, par value $1.00 per share (the "Shares"), at $14.00 per Share, net to the seller in cash, subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal (the "Offer"). Pursuant to the Offer, shareholders of CCI tendered 2,291,800 Shares prior to the expiration of the Offer at 5:00 p.m., New York City time, on February 15, 1996. All Shares tendered were accepted for payment on February 16, 1996, and the Company, through its depositary, began payment for all tendered Shares beginning on the next banking day.

At the Special Meeting of Shareholders of CCI duly called and held on February 16, 1996, the shareholders of CCI voted to grant voting rights to any and all of CCI's Shares acquired at any time by or for the Company, directly or indirectly, in a "control share acquisition" within the meaning of The North Carolina Control Share Acquisition Act, including any and all Shares acquired by the Company pursuant to the Offer.

Following the acceptance of the tendered Shares, the Company increased its equity position in CCI to 2,607,503 Shares, representing 82.2% of all Shares outstanding at February 15, 1996, 82.0% assuming the exercise of all outstanding options.

Pursuant to the Offer, the Company purchased the tendered Shares for an aggregate purchase price of approximately $32,085,000 in cash (the "Purchase Price"). The Purchase Price for the tendered Shares was funded by capital contributions from Kuhlman to the Company, which represent funds obtained by Kuhlman pursuant to bank borrowings. Kuhlman amended and increased the aggregate funds available under its existing bank credit agreement (the "Credit Agreement") to provide up to an additional $40 million substantially to finance the acquisition of CCI. Kuhlman's repayment obligations under the Credit Agreement are supported by its cash flow and assets pledged pursuant to the Credit Agreement, as amended, including all Shares presently owned or hereafter acquired.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Not Applicable.

    (B)  PRO FORMA FINANCIAL INFORMATION

         Not Applicable.

    (C)  EXHIBITS

         (2)(a) Offer to Purchase dated November 29, 1995 by Kuhlman Acquisition Corp. (incorporated by reference to Exhibit (a)(1) to Schedule 14D-1 of Kuhlman Acquisition Corp. and
                  Kuhlman Corporation regarding Communication Cable, Inc.
                  dated November 29, 1995).

         (2)(b) Supplement dated February 1, 1996 to Offer to Purchase dated November 29, 1995 by Kuhlman Acquisition Corp. (incorporated by reference to Exhibit (a)(15) to Amendment
                  No. 4 to Schedule 14D-1 of Kuhlman Acquisition Corp. and Kuhlman Corporation regarding Communication Cable, Inc. dated February 1, 1996).

         (2)(c) Letter of Transmittal to Tender Shares of Common Stock of Communication Cable, Inc.(incorporated by reference to Exhibit
                  (a)(2) to Schedule 14D-1 of Kuhlman Acquisition Corp. and Kuhlman Corporation regarding Communication Cable, Inc. dated November 29, 1995).

         (99)(a)  Fifth Amendment to Credit Agreement dated as of
                  February 5, 1996 (incorporated by reference to Exhibit (b)(10) to Amendment No. 5 to Schedule 14D-1 of Kuhlman
                  Acquisition Corp. and Kuhlman Corporation regarding Communication Cable, Inc. dated February 12, 1996).


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  COMMUNICATION CABLE, INC.



                                                 By:     /s/ James R. Fore
                                                          James R. Fore
                                                          President

Dated: March 4, 1996




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